Exhibit 99.1

Media contact:	Investor/analyst contact:
Bryan Zidar	Lavanya Sareen
Managing Director	Managing Director of Investor Relations
Strategic & Corporate Communications	(206) 392-5656
(206) 392-5134

FOR IMMEDIATE RELEASE	January 22, 2015

Alaska Air Group Reports Record Adjusted Fourth Quarter 2014 and Full-Year Results
and Raises Dividend 60%

Financial Highlights:

•
Reported record fourth quarter net income, excluding special items, of $125 million, or $0.94 per diluted share, compared to $77 million, or $0.55 per diluted share in 2013. This quarter's results compare to a First Call analyst consensus estimate of $0.93 per share.

•	Reported record full-year net income, excluding special items, of $571 million, or $4.18 per diluted share, compared to $383 million, or $2.70 per diluted share in 2013.

•
Reported net income for the fourth quarter under Generally Accepted Accounting Principles (GAAP) of $148 million, or $1.11 per diluted share, compared to net income of $78 million, or $0.56 per diluted share in 2013.

•	Reported net income for the full year under GAAP of $605 million, or $4.42 per diluted share, compared to net income of $508 million, or $3.58 per diluted share in 2013.

•	Declared a $0.20 per share dividend, up 60% from the prior quarter. The dividend will be paid on March 10, to shareholders of record as of February 24, 2015.

•	Paid $0.125 per-share quarterly cash dividend on December 3, bringing total dividend payments in 2014 to $68 million.

•
Repurchased 7,316,731 shares of common stock for an average price of $47.63 during 2014 for $348 million, or 6.9% of market capitalization at the beginning of 2014. Since 2007, Air Group has used $827 million to repurchase 49 million shares at an average price of $16.85.

•	Grew passenger revenues by 8% compared to the fourth quarter of 2013, and by 7% compared to full-year 2013.

•	Generated record full-year adjusted pretax margin of 17.2% in 2014 compared to 12.4% in 2013.

•	Achieved return on invested capital of 18.6% in 2014, compared to 13.6% in 2013.

•	Generated over $1.0 billion in operating cash flows and $344 million in free cash flows in 2014.

•	Lowered adjusted debt-to-total capitalization ratio to 31% as of December 31, 2014.

•	Held $1.2 billion in unrestricted cash and marketable securities as of December 31, 2014.

•	Became one of only two U.S. airlines with investment grade credit ratings.

Year-to-date highlights of Alaska Air Group's five-year strategic plan:
Safety & Compliance

•	Launched Ready, Safe, Go safety campaign designed to increase safety awareness across the Air Group System.
People Focus

•
Awarded a record $116 million in incentive pay to employees for 2014, or more than one month's pay for most employees. Over the last five years, employees have earned more than $473 million in incentive pay, averaging 8.7% of annual pay.

•	Signed a five-year agreement with Alaska Airline's Flight Attendants in December 2014.

•	Signed a six-year contract with Horizon's aircraft technicians and fleet service agents in June 2014.

•	Signed a five-year contract with Alaska's clerical, office, and passenger service employees in April 2014.

•	Signed a four-year contract with Horizon's dispatchers in April 2014.

•	Completed "Gear Up" - an intensive leadership workshop for over 1,200 leaders at Alaska and Horizon.
Hassle-free Customer Experience

•	Ranked "Highest in Customer Satisfaction Among Traditional Network Carriers" by J.D. Power and Associates for the seventh year in a row.

•	Ranked as the best airline in the U.S. by The Wall Street Journal's "Middle Seat" scorecard for two consecutive years.

•	Ranked highest by frequent fliers in the first-ever J.D. Power Airline Loyalty/Rewards Program Satisfaction Report.

•	Held the top spot in U.S. Department of Transportation on-time performance among the largest eight U.S. airlines for the twelve months ended November 2014.

•	Named No. 1 on-time carrier in North America for the fourth year in a row by FlightStats in February 2014.

•	Launched online self-tag baggage options for passengers flying from Seattle to San Diego, Anchorage, and Juneau.

•	Became the launch customer of Boeing's new, innovative, high-capacity 737 Space Bins, which will increase bag capacity in the cabin by 48%.
Energetic & Compelling Brand

•	Launched Alaska Beyond™ in-flight experience featuring gourmet Tom Douglas signature meals, new streaming in-flight entertainment, and power at every seat on our 737-800/900/900ER aircraft.

•	Received the 2014 Community Impact Award from Seattle Business Magazine.

•	Celebrated the opening of the Alaska Airlines Center sports complex at the University of Alaska Anchorage.

•
Committed over $7 million to support local communities, including job training for workers at the Seattle-Tacoma airport, STEM-focused education programs at Seattle's Museum of Flight, and Seattle's new bicycle sharing program.

•	Flew 13 relief flights to Los Cabos, Loreto, and Mazatlan, Mexico and transported approximately 2,000 passengers to safety following Hurricane Odile.
Low Fares, Low Costs, and Network Growth

•	Ordered ten additional Boeing 737-900ERs, which will further strengthen Alaska's fuel-efficient fleet.

•	Exercised options for two Q400 aircraft to be delivered in 2017.

•	Completed 100% of the cabin improvement project, adding new Recaro seats and power at every seat for 95 aircraft.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 2.1% over 2013.

•	Added split-scimitar winglets to 48 planned aircraft, which are expected to improve fuel efficiency by about 1.5% per aircraft.

•	Lowered unit costs excluding fuel and special items for the fifth consecutive year, to the lowest level ever.

•	Grew Seattle departures by 4% in 2014 and committed to growing Seattle departures by 10% in 2015.

•	Added 16 routes during 2014. New routes launched and announced in the fourth quarter are as follows:

New Non-Stop Routes Launched in Q4	New Non-Stop Routes (Launch Date)
Portland to Puerto Vallarta	Las Vegas to Mammoth Lakes (1/15/2015)
Seattle to Cancun	San Diego to Kona (3/5/2015)
Portland to Los Cabos	Seattle to Washington D.C. (Dulles) (3/11/2015)
Seattle to Milwaukee (7/1/2015)
Seattle to Oklahoma City (7/1/2015)
Portland to St. Louis (7/1/2015)

SEATTLE — Alaska Air Group, Inc. (NYSE: ALK) today reported fourth quarter 2014 GAAP net income of $148 million, or $1.11 per diluted share, compared to GAAP net income of $78 million, or $0.56 per diluted share in 2013. Excluding mark-to-market fuel hedge gains of $6 million ($4 million after tax, or $0.03 per diluted share), a benefit related to the curtailment of certain postretirement benefit plans and a one-time gain associated with the settlement of a legal matter for $30 million in aggregate ($19 million after tax, or $0.14 per diluted share), the company reported record fourth quarter 2014 net income of $125 million, or $0.94 per diluted share, compared to net income, excluding mark-to-market fuel hedge gains, of $77 million, or $0.55 per diluted share, in 2013.
The company reported full-year 2014 GAAP net income of $605 million, compared to $508 million in the prior year. Excluding the impact of the items noted in the table below, the company reported record net income of $571 million, or $4.18 per diluted share for 2014, compared to net income of $383 million, or $2.70 per diluted share in 2013.
"Record earnings and the number one airline ranking in The Wall Street Journal for the second year in a row are proof that our 13,000 employees continue to do a great job serving our customers and running a reliable operation,” said CEO Brad Tilden. “The substantial increase in the dividend underscores our commitment to shareholders and our confidence in the future.”
The following table reconciles the Company's adjusted net income and earnings per diluted share (EPS) during the full year and fourth quarters of 2014 and 2013 to amounts as reported in accordance with GAAP:

	Three Months Ended December 31,
	2014		2013
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$148	$1.11	$78	$0.56
Mark-to-market fuel hedge adjustments, net of tax	(4)	(0.03)	(1)	(0.01)
Special items, net of tax	(19)	(0.14)	—	—
Non-GAAP adjusted income and per share amounts	$125	$0.94	$77	$0.55

	Twelve Months Ended December 31,
	2014		2013
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$605	$4.42	$508	$3.58
Mark-to-market fuel hedge adjustments, net of tax	(15)	(0.11)	(5)	(0.03)
Special items, net of tax	(19)	(0.13)	—	—
Special mileage plan revenue, net of tax	$—	$—	$(120)	$(0.85)
Non-GAAP adjusted income and per share amounts	$571	$4.18	$383	$2.70

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the fourth quarter and full year results will be simulcast via the Internet at 8:30 a.m. Pacific time on January 22, 2015. It can be accessed through the company's Web site at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

###

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2013. Some of these risks include competition, labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###

Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves more than 100 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers” in the J.D. Power North American Airline Satisfaction Study for seven consecutive years from 2008 to 2014. Alaska Airlines’ Mileage Plan also ranked highest in the J.D. Power 2014 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com . For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2014	2013	Change	2014	2013	Change
Operating Revenues:
Passenger
Mainline	$916	$839	9%	$3,774	$3,490	8%
Regional	200	195	3%	805	777	4%
Total passenger revenue	1,116	1,034	8%	4,579	4,267	7%
Freight and mail	26	25	4%	114	113	1%
Other - net	164	151	9%	675	584	16%
Special mileage plan revenue	—	—	NM	—	192	NM
Total Operating Revenues	1,306	1,210	8%	5,368	5,156	4%

Operating Expenses:
Wages and benefits	304	280	9%	1,136	1,086	5%
Variable incentive pay	32	37	(14)%	116	105	10%
Aircraft fuel, including hedging gains and losses	306	352	(13)%	1,418	1,467	(3)%
Aircraft maintenance	63	60	5%	229	247	(7)%
Aircraft rent	26	30	(13)%	110	119	(8)%
Landing fees and other rentals	72	55	31%	279	262	6%
Contracted services	66	60	10%	254	221	15%
Selling expenses	45	42	7%	199	179	11%
Depreciation and amortization	76	67	13%	294	270	9%
Food and beverage service	25	21	19%	93	84	11%
Other	79	76	4%	308	278	11%
Special items	(30)	—	NM	(30)	—	NM
Total Operating Expenses	1,064	1,080	(1)%	4,406	4,318	2%
Operating Income	242	130	86%	962	838	15%

Nonoperating Income (Expense):
Interest income	6	4		21	18
Interest expense	(12)	(14)		(48)	(56)
Interest capitalized	6	6		20	21
Other - net	—	(1)		20	(5)
	—	(5)		13	(22)
Income Before Income Tax	242	125	94%	975	816	19%
Income tax expense	94	47		370	308
Net Income	$148	$78	90%	$605	$508	19%

Basic Earnings Per Share:	$1.12	$0.56		$4.47	$3.63
Diluted Earnings Per Share:	$1.11	$0.56		$4.42	$3.58

Shares Used for Computation:
Basic	132.368	138.670		135.445	139.910
Diluted	133.705	140.484		136.801	141.878

Cash dividend declared per share	$0.125	0.100		$0.500	0.200
NM - Not Meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	December 31, 2014	December 31, 2013
Cash and marketable securities	$1,217	$1,330

Total current assets	1,756	1,762
Property and equipment-net	4,299	3,893
Other assets	126	183
Total assets	$6,181	$5,838

Air traffic liability	631	564
Current portion of long-term debt	117	117
Other current liabilities	923	899
Current liabilities	$1,671	$1,580
Long-term debt	686	754
Other liabilities and credits	1,697	1,475
Shareholders' equity	2,127	2,029
Total liabilities and shareholders' equity	$6,181	$5,838

Debt to Capitalization, adjusted for operating leases(a)	31%:69%	35%:65%

Number of common shares outstanding	131.481	137.492

(a)	Calculated using the present value of remaining aircraft lease payments for aircraft that are in our operating fleet as of the balance sheet date.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Consolidated Operating Statistics:(a)
Revenue passengers (PAX) (000)	7,282	6,694	8.8%	29,278	27,414	6.8%
RPMs (000,000) "traffic"	7,640	6,980	9.5%	30,718	28,833	6.5%
ASMs (000,000) "capacity"	9,156	8,275	10.6%	36,078	33,672	7.1%
Load factor	83.4%	84.4%	(1.0) pts	85.1%	85.6%	(0.5) pts
Yield	14.61¢	14.80¢	(1.3)%	14.91¢	14.80¢	0.7%
PRASM	12.19¢	12.49¢	(2.4)%	12.69¢	12.67¢	0.2%
RASM	14.27¢	14.62¢	(2.4)%	14.88¢	14.74¢	0.9%
CASM excluding fuel and special items(b)	8.60¢	8.81¢	(2.4)%	8.36¢	8.47¢	(1.3)%
Economic fuel cost per gallon(c)	$2.64	$3.21	(17.8)%	$3.08	$3.30	(6.7)%
Fuel gallons (000,000)	118	110	7.3%	469	447	4.9%
ASM's per gallon	77.6	75.2	3.2%	76.9	75.3	2.1%
Average number of full-time equivalent employees (FTEs)	13,059	12,284	6.3%	12,739	12,163	4.7%
Employee productivity (PAX/FTEs/months)	185.9	181.6	2.4%	191.5	187.8	2.0%

Mainline Operating Statistics:
Revenue passengers (PAX) (000)	5,177	4,764	8.7%	20,972	19,737	6.3%
RPMs (000,000) "traffic"	6,907	6,308	9.5%	27,778	26,172	6.1%
ASMs (000,000) "capacity"	8,233	7,438	10.7%	32,430	30,411	6.6%
Load factor	83.9%	84.8%	(0.9) pts	85.7%	86.1%	(0.4) pts
Yield	13.25¢	13.29¢	(0.3)%	13.58¢	13.33¢	1.9%
PRASM	11.12¢	11.27¢	(1.3)%	11.64¢	11.48¢	1.4%
RASM	13.18¢	13.40¢	(1.6)%	13.80¢	13.52¢	2.1%
CASM excluding fuel and special items(b)	7.70¢	7.91¢	(2.7)%	7.45¢	7.54¢	(1.2)%
Economic fuel cost per gallon(c)	$2.64	$3.21	(17.8)%	$3.07	$3.30	(7.0)%
Fuel gallons (000,000)	102	96	6.3%	407	393	3.6%
ASM's per gallon	80.7	77.5	4.1%	79.7	77.4	3.0%
Average number of FTEs	10,171	9,519	6.8%	9,910	9,493	4.4%
Employee productivity (PAX/FTEs/months)	169.7	166.8	1.7%	176.4	173.3	1.8%
Aircraft utilization	10.3	10.1	2.0%	10.5	10.6	(0.9)%
Average aircraft stage length	1,190	1,177	1.1%	1,182	1,177	0.4%

Regional Operating Statistics:(d)
Revenue passengers (PAX) (000)	2,106	1,930	9.1%	8,306	7,677	8.2%
RPMs (000,000) "traffic"	734	673	9.1%	2,940	2,661	10.5%
ASMs (000,000) "capacity"	923	837	10.3%	3,648	3,261	11.9%
Load factor	79.5%	80.4%	(0.9) pts	80.6%	81.6%	(1.0) pts
Yield	27.38¢	28.99¢	(5.6)%	27.40¢	29.20¢	(6.2)%
PRASM	21.76¢	23.32¢	(6.7)%	22.08¢	23.83¢	(7.3)%

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$916	$—	$—	$—	$916	$—	$916
Regional	—	200	—	—	200	—	200
Total passenger revenues	916	200	—	—	1,116	—	1,116
Revenue from CPA with Alaska	—	—	94	(94)	—	—	—
Freight and mail	25	1	—	—	26	—	26
Other-net	144	19	1	—	164	—	164
Total operating revenues	1,085	220	95	(94)	1,306	—	1,306

Operating expenses
Operating expenses, excluding fuel	634	159	92	(97)	788	(30)	758
Economic fuel	271	41	—	—	312	(6)	306
Total operating expenses	905	200	92	(97)	1,100	(36)	1,064

Nonoperating income (expense)
Interest income	5	—	—	1	6	—	6
Interest expense	(7)	1	(2)	(4)	(12)	—	(12)
Other	5	(1)	2	—	6	—	6
	3	—	—	(3)	—	—	—
Income (loss) before income tax	$183	$20	$3	$—	$206	$36	$242

	Three Months Ended December 31, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$839	$—	$—	$—	$839	$—	$839
Regional	—	195	—	—	195	—	195
Total passenger revenues	839	195	—	—	1,034	—	1,034
Revenue from CPA with Alaska	—	—	94	(94)	—	—	—
Freight and mail	24	1	—	—	25	—	25
Other-net	133	17	1	—	151	—	151
Total operating revenues	996	213	95	(94)	1,210	—	1,210

Operating expenses
Operating expenses, excluding fuel	589	145	88	(94)	728	—	728
Economic fuel	307	47	—	—	354	(2)	352
Total operating expenses	896	192	88	(94)	1,082	(2)	1,080

Nonoperating income (expense)
Interest income	4	—	—	—	4	—	4
Interest expense	(8)	—	(4)	(2)	(14)	—	(14)
Other	6	(3)	1	1	5	—	5
	2	(3)	(3)	(1)	(5)	—	(5)
Income (loss) before income tax	$102	$18	$4	$(1)	$123	$2	$125

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$3,774	$—	$—	$—	$3,774	$—	$3,774
Regional	—	805	—	—	805	—	805
Total passenger revenues	3,774	805	—	—	4,579	—	4,579
Revenue from CPA with Alaska	—	—	371	(371)	—	—	—
Freight and mail	109	5	—		114	—	114
Other-net	592	78	5		675		675
Total operating revenues	4,475	888	376	(371)	5,368	—	5,368

Operating expenses
Operating expenses, excluding fuel	2,417	623	349	(371)	3,018	(30)	2,988
Economic fuel	1,251	190	—	—	1,441	(23)	1,418
Total operating expenses	3,668	813	349	(371)	4,459	(53)	4,406

Nonoperating income (expense)
Interest income	20	—	—	1	21	—	21
Interest expense	(32)	—	(12)	(4)	(48)	—	(48)
Other	39	(1)	2	—	40	—	40
	27	(1)	(10)	(3)	13	—	13
Income (loss) before income tax	$834	$74	$17	$(3)	$922	$53	$975

	Twelve Months Ended December 31, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$3,490	$—	$—	$—	$3,490	$—	$3,490
Regional	—	777	—	—	777	—	777
Total passenger revenues	3,490	777	—	—	4,267	—	4,267
Revenue from CPA with Alaska	—	—	368	(368)	—	—	—
Freight and mail	109	4	—		113	—	113
Other-net	513	66	5		584	192	776
Total operating revenues	4,112	847	373	(368)	4,964	192	5,156

Operating expenses
Operating expenses, excluding fuel	2,293	585	341	(368)	2,851	—	2,851
Economic fuel	1,294	181	—	—	1,475	(8)	1,467
Total operating expenses	3,587	766	341	(368)	4,326	(8)	4,318

Nonoperating income (expense)
Interest income	18	—	—	—	18	—	18
Interest expense	(38)	—	(14)	(4)	(56)	—	(56)
Other	25	(12)	2	1	16	—	16
	5	(12)	(12)	(3)	(22)	—	(22)
Income (loss) before income tax	$530	$69	$20	$(3)	$616	$200	$816

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A for further information in the accompanying pages.

(b)	Includes accounting adjustments related to special mileage plan revenue, mark-to-market fuel-hedge accounting charges, non-cash curtailment gain, and a one-time gain related to a legal matter.

Alaska Air Group, Inc.

RASM RECONCILIATION (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2013	2014	2013
Total operating revenues	$1,306	$1,210	$5,368	$5,156
Less: special mileage plan revenue	—	—	—	192
Adjusted Revenue	$1,306	$1,210	$5,368	$4,964
Consolidated ASMs	9,156	8,275	36,078	33,672
RASM	14.27 ¢	14.62 ¢	14.88 ¢	14.74	¢

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in cents)	2014	2013	2014	2013
Consolidated:
CASM	11.61 ¢	13.05 ¢	12.21 ¢	12.82	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.34	4.24	3.93	4.35
Special items	(0.33)	—	(0.08)	—
CASM excluding fuel	8.60 ¢	8.81 ¢	8.36 ¢	8.47	¢

Mainline:
CASM	10.56 ¢	12.02 ¢	11.15 ¢	11.77	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.22	4.11	3.79	4.23
Special items	(0.36)	—	(0.09)	—
CASM excluding fuel	7.70 ¢	7.91 ¢	7.45 ¢	7.54	¢

FUEL RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,
	2014		2013
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$305	$2.58	$347	$3.15
Losses on settled hedges	7	0.06	6	0.06
Consolidated economic fuel expense	$312	$2.64	$354	$3.21
Mark-to-market fuel hedge adjustments	(6)	(0.05)	(2)	0.10
GAAP fuel expense	$306	$2.59	$352	$3.20
Fuel gallons	118		110

	Twelve Months Ended December 31,
	2014		2013
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$1,400	$2.99	$1,423	$3.19
Losses on settled hedges	41	0.09	52	0.11
Consolidated economic fuel expense	$1,442	$3.08	$1,475	$3.30
Mark-to-market fuel hedge adjustments	(23)	(0.05)	(8)	(0.02)
GAAP fuel expense	$1,418	$3.03	$1,467	$3.28
Fuel gallons	469		447

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations without the consideration of accounting changes or our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Operating revenue per ASM (RASM) excludes a favorable, one-time "special" revenue item of $192 million primarily related to our modified affinity card agreement with Bank of America, executed in July 2013. In accordance with accounting standards, we recorded this one-time special revenue item in the third quarter of 2013. This is purely an accounting change and the prior period results do not reflect the economics of the agreement; rather it reflects a non-cash adjustment of the value of miles outstanding in the program. We believe it is appropriate to exclude this special revenue item from recurring revenues from operations.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separately managed operations. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile